EXHIBIT 99.1
FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES FIRST QUARTER 2016 RESULTS

The Woodlands, Texas (May 9, 2016) - TETRA Technologies, Inc. (NYSE:TTI) today announced first quarter 2016 adjusted loss per share of $(0.24), excluding Maritech and other charges, which compares to $(0.03) per share in the first quarter of 2015, also excluding Maritech and other charges. First quarter 2016 revenue of $169.3 million declined 34.3% from the fourth quarter of 2015 primarily as a result of a 36% reduction in the North American rig count.

Consolidated GAAP first quarter 2016 earnings per share attributable to TETRA stockholders including Maritech and other charges was a loss of $(1.11), which compares to a loss of $(0.06) in the first quarter of 2015. (Adjusted diluted earnings (loss) per share is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the schedule.)

Highlights of the 2016 first quarter include:

•	TETRA first quarter adjusted free cash flow(1) of $18.5 million.

•	During the first quarter, TETRA reduced total debt outstanding by $11.7 million, which resulted in an EBITDA leverage ratio(2) of 2.08x.

•	First quarter 2016 adjusted EBITDA(3) of $23.6 million for our Compression Division.

•	A growing backlog in our Offshore Services segment as we enter the favorable season for offshore activity.

•	Continued aggressive reduction of expenses across the company, including salary reductions and reduced workweek schedules.

(1)	Non-GAAP financial measure that is reconciled to GAAP in Schedule G.

(2)
Leverage ratio is defined by TETRA’s credit agreement as outstanding debt plus letters of credit, divided by trailing twelve-month EBITDA excluding unusual charges, Maritech losses, and CSI Compressco distributions.

(3)	Adjusted EBITDA is a non-GAAP financial measure that is reconciled to GAAP in Schedule F.

Adjusted First Quarter 2016 Results, Excluding Special Charges and Maritech
(Non-GAAP financial measures are reconciled to GAAP in the schedules below)
	Three Months Ended		Change
	March 31, 2016	March 31, 2015	2016 vs. 2015
	(In Thousands, Except per Share Amounts)
Adjusted revenue	$169,240	$249,586	(32)%
Adjusted income (loss) before taxes(1)	(30,890)	(2,078)
Adjusted net income (loss) attributable to TETRA shareholders(2)	(19,233)	(2,390)	(705)%
Adjusted diluted EPS attributable to TETRA shareholders(3)	(0.24)	(0.03)	(700)%
Adjusted free cash flow	18,488	(5,739)	422%
Adjusted pretax operating margin	(18.3)%	(0.8)%
Adjusted EBITDA	$19,424	$51,392	(62)%

(1)	Income before taxes, including special charges and Maritech was a loss of $(149.1) million in the first quarter of 2016 and a loss of $(2.1) million in the first quarter of 2015.

(2)
Net income attributable to TETRA shareholders, including special charges and Maritech was a loss of $(88.3) million in the first quarter of 2016, and a loss of $(4.4) million in the first quarter of 2015.

(3)	Diluted EPS, including special charges and Maritech, was a loss of $(1.11) in the first quarter of 2016, and a loss of $(0.06) in the first quarter of 2015. See Schedule E for details.

Analysis of First Quarter Results

Stuart M. Brightman, TETRA's President and Chief Executive Officer, stated, “During the first quarter of 2016, most of the markets in which we operate continued to experience a severe decline in activity and high levels of competitiveness. Despite this unfavorable environment, we were able to generate adjusted free cash flow of $18.5 million in the first quarter. We also took additional actions in the first quarter to reduce our cost structure.

“Our Fluids Division’s revenues for the first quarter of 2016 were $59.1 million compared to $99.3 million in the first quarter of 2015. This decrease was predominately a result of significantly reduced activity and product volumes in the Gulf of Mexico and North America. A portion of this is due to multiple unexpected dry wells related to projects for our customers in addition to the overall decline in demand. The first quarter decline in the Division’s revenues was further exacerbated by a lack of cold weather that impacted industrial sales of our chemical products. This reduction in activity led to an adjusted loss before taxes of $(244) thousand in the first quarter of 2016 compared to adjusted income before taxes of $17.8 million in the first quarter of 2015. While we have continued to see decreased activity for the Division in the second quarter, we expect the second half of 2016 to improve based on specific projects in our backlog as well as an anticipated slight improvement in activity in North America.

“Our Production Testing Division’s first quarter 2016 results represent a sequential decrease from the fourth quarter of 2015 with an adjusted loss before taxes of $(2.3) million compared to an adjusted loss before taxes of $(0.9) in the fourth quarter of last year. This was driven primarily by reduced activity in North America and in certain international markets, as well as pricing pressure in certain international markets. We expect to see similar challenges for this Division in the second quarter, and we anticipate a slight improvement in activity in the second half of the year.

“For the first quarter of 2016 our Compression Division reported an adjusted loss before taxes of $(4.3) million compared to an adjusted loss before taxes of $(0.9) million in the fourth quarter of 2015. A decrease in utilization and equipment sales negatively impacted first quarter results. Adjusted EBITDA for the Division of $23.6 million for the first quarter was slightly below $28.4 million of adjusted EBITDA for the fourth quarter of 2015. We continue to take aggressive cost actions across the business, in both fabrication and compression services. On April 19, 2016, CSI Compressco LP declared a distribution of $0.3775 per outstanding unit attributable to the first quarter of 2016, unchanged from the distribution amount declared for the fourth quarter of 2015. This distribution resulted in a coverage ratio of 1.11x for the first quarter of 2016.

“Our Offshore Services segment reported an adjusted loss before taxes of $(7.7) million in the first quarter of 2016 compared to an adjusted loss before taxes of $(8.6) million for the first quarter of 2015. This loss was due to the normal seasonal activity of the first quarter in which very little work is typically done, as well as the dry-docking of the TETRA Hedron. The dry-docking was concluded in April. Over the past month, we have seen our backlog increase significantly, and we expect this segment’s performance to improve during the second and third quarters.

Divisional revenues, adjusted income (loss) before taxes, adjusted income (loss) before taxes as a percent of revenue, and adjusted EBITDA (all of which are non-GAAP financial measures that are reconciled to GAAP in the schedules below) for the three months ended March 31, 2016 and March 31, 2015 are summarized in the table below:

Segment Results	Three Months Ended
	March 31, 2016				March 31, 2015
	Revenue	Adjusted Income (Loss) Before Taxes(1)	Adjusted Income (Loss) Before Taxes as a Percent of Revenue(2)	Adjusted EBITDA(3)	Revenue	Adjusted Income (Loss) Before Taxes(1)	Adjusted Income (Loss) Before Taxes as a Percent of Revenue(2)	Adjusted EBITDA(3)
	(In Thousands)
Fluids Division	$59,113	$(244)	(0.4)%	$7,126	$99,286	$17,849	18.0%	$26,560
Production Testing Division	19,871	(2,301)	(11.6)%	2,102	37,101	425	1.1%	6,679
Compression Division	81,695	4,545	5.6%	23,645	102,889	11,490	11.2%	32,012
Offshore Services segment	10,246	(7,708)	(75.2)%	(4,969)	11,783	(8,638)	(73.3)%	(5,834)
Eliminations and other	(1,685)	4	(0.2)%	—	(1,473)	3	—	—
Subtotal	169,240	(5,704)	(3.4)%	27,904	249,586	21,129	8.5%	59,417
Corporate and other	—	(10,332)		(8,480)	—	(9,397)		(8,025)
Interest expense, net - Compression Division	—	(8,802)		—	—	(8,679)		—
Interest expense, net - TTI, excluding Compression Division	—	(6,052)		—	—	(5,131)		—
Special charges and Maritech(4)	89	(118,250)		—	1,506	24		—
As reported	169,329	(149,140)	(88.1)%	19,424	251,092	(2,054)	(0.8)%	51,392

(1)	See Schedule F for reconciliation.

(2)
GAAP income (loss) before taxes as a percent of revenue for first quarter 2016 are: Fluids Division, (0.6)%; Production Testing Division, (97.5)%; Compression Division, (128.2)%; and, Offshore Services segment, (75.2)%. GAAP income (loss) before taxes as a percent of revenue for first quarter 2015 are: Fluids Division, 17.9%; Production Testing Division, 0.1%; Compression Division, 2.3%; and, Offshore Services segment, (73.4)%. Refer to Schedule B for GAAP dollar amounts.

(3)	Adjusted income before taxes and adjusted EBITDA are non-GAAP financial measures that are defined and reconciled to the nearest GAAP financial measures in Schedule F.

(4)	See Schedule E for special charges and reconciliations.

Balance Sheet Actions

Given the challenging market environment, we are continuing to focus on free cash flow. Adjusted free cash flow of $18.5 million in the first quarter of 2016 was driven by the timing of project-related cash receipts, working capital efficiencies, and continued focus on cost reductions and minimized capital expenditures.

Special Charges and Maritech

During the first quarter of 2016, due to changes in the current market environment, the fair value of certain of our identified assets and goodwill has decreased. As a result, we recorded $116.9 million of impairments and other charges, primarily for our Compression and Production Testing Divisions. Additionally, we incurred $0.8 million of severance costs during the quarter.

Maritech reported a pre-tax loss of $(0.6) million in the first quarter of 2016.

Financial Guidance

Given the operating environment and expectations of a prolonged downturn, the management team remains keenly focused on adjusted free cash flow. The forecast for full year 2016 adjusted free cash flow is a range of $30 to $50 million.

Conference Call

TETRA will host a conference call to discuss first quarter 2016 results today, May 9, 2016, at 10:30 am ET. The phone number for the call is (888) 347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com.

Investor Contacts

TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement
Schedule B: Financial Results By Segment
Schedule C: Consolidated Balance Sheet
Schedule D: Long-Term Debt
Schedule E: First Quarter Special Charges
Schedule F: Non-GAAP Reconciliation to GAAP Financials
Schedule G: Non-GAAP Reconciliation to Adjusted Free Cash Flow
Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

Company Overview and Forward Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NADAQ:CCLP), a master limited partnership.

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2016, anticipated benefits from CSI Compressco following the acquisition of CSI in 2014, including increases in cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of CSI Compressco to successfully integrate the operations of CSI and recognize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In Thousands)
Revenues	$169,329	$251,092

Cost of sales, services, and rentals	120,441	166,663
Depreciation, amortization, and accretion	33,607	38,342
Impairments of long-lived assets	10,670	—
Total cost of revenues	164,718	205,005
Gross profit	4,611	46,087

General and administrative expense	33,611	35,269
Goodwill impairment	106,205	—
Interest expense, net	14,639	13,793
Other (income) expense, net	(704)	(921)
Income (loss) before taxes	(149,140)	(2,054)
Provision (benefit) for income taxes	(1,409)	1,568
Net income (loss)	(147,731)	(3,622)
Net (income) loss attributable to noncontrolling interest	59,406	(825)
Net income (loss) attributable to TETRA stockholders	$(88,325)	$(4,447)

Basic per share information:
Net income (loss) attributable to TETRA stockholders	$(1.11)	$(0.06)
Weighted average shares outstanding	79,421	78,907

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$(1.11)	$(0.06)
Weighted average shares outstanding	79,421	78,907

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In Thousands)
Revenues by segment:
Fluids Division	$59,113	$99,286
Production Testing Division	19,871	37,101
Compression Division	81,695	102,889
Offshore Division
Offshore Services	10,246	11,783
Maritech	89	1,506
Intersegment eliminations	(523)	(271)
Offshore Division total	9,812	13,018
Eliminations and other	(1,162)	(1,202)
Total revenues	$169,329	$251,092

Gross profit (loss) by segment:
Fluids Division	$7,491	$25,365
Production Testing Division	(3,417)	2,859
Compression Division	6,955	22,787
Offshore Division
Offshore Services	(5,989)	(5,970)
Maritech	(315)	1,299
Intersegment eliminations	—	—
Offshore Division total	(6,304)	(4,671)
Corporate overhead and eliminations	(114)	(253)
Total gross profit	$4,611	$46,087

Income (loss) before taxes by segment:
Fluids Division	$(358)	$17,736
Production Testing Division	(19,374)	39
Compression Division	(104,700)	2,404
Offshore Division
Offshore Services	(7,708)	(8,648)
Maritech	(620)	975
Intersegment eliminations	—	—
Offshore Division total	(8,328)	(7,673)
Corporate overhead and eliminations	(16,380)	(14,560)
Total income (loss) before taxes	$(149,140)	$(2,054)

Please note that the above results by Segment are inclusive of the special charges and expenses. Please see Schedule E for details of those special charges and expenses.

Schedule C: Consolidated Balance Sheet (Unaudited)

	March 31, 2016	December 31, 2015
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$25,833	$23,057
Accounts receivable, net	109,724	184,172
Inventories	126,682	117,009
Other current assets	32,074	29,791
PP&E, net	1,026,915	1,048,004
Other assets	116,076	234,169
Total assets	$1,437,304	$1,636,202

Current portion of decommissioning liabilities	$3,716	$14,570
Other current liabilities	138,518	170,676
Long-term debt (1)	841,366	853,228
Long-term portion of decommissioning liabilities	50,875	42,879
Other long-term liabilities	40,732	40,669
Equity	362,097	514,180
Total liabilities and equity	$1,437,304	$1,636,202
(1) Please see Schedule D for the individual debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt

TETRA Technologies Inc. and its subsidiaries, excluding CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior notes, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	March 31, 2016	December 31, 2015
	(In Thousands)
TETRA
Bank revolving line of credit facility	$19,363	$21,572
TETRA Senior Notes at various rates	255,517	264,998
Other debt	—	50
TETRA total debt	274,880	286,620
Less current portion	—	(50)
TETRA total long-term debt	$274,880	$286,570

CSI Compressco LP
CCLP Bank Credit Facility	$228,933	$229,555
CCLP 7.25% Senior Notes	337,552	337,103
CCLP total debt	566,485	566,658
Less current portion	—	—
CCLP total long-term debt	$566,485	$566,658
Consolidated total long-term debt	$841,365	$853,228

Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this press release includes the following non-GAAP financial measures for the Company: net debt, adjusted consolidated and segment income (loss) before taxes, excluding the Maritech segment and special charges; Adjusted EBITDA; and adjusted free cash flow. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that following the sale of essentially all of Maritech’s oil and gas properties, it is helpful to show the Company’s results excluding the impact of the costs and charges relating to the decommissioning of Maritech’s remaining properties since these results will show the Company’s historical results of operations on a basis consistent with expected future operations. Management also believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or its Segments’) income (loss) before taxes excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA is defined as adjusted income before interest, taxes, depreciation, amortization, impairments and special charges, and equity compensation. Adjusted EBITDA is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

Adjusted free Cash Flow is a non-GAAP measure that the Company defines as cash from TETRA’s operations, excluding cash settlements of Maritech AROs, less capital expenditures net of sales proceeds, and including cash distributions to TETRA from CSI Compressco LP. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;

•	evaluate the capacity of the Company to further invest and grow; and

•	to measure the performance of the Company as compared to its peer group of companies.

Adjusted free cash flow does not necessarily imply residual cash flow available for discretionary expenditures, as it excludes cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule E: Fourth Quarter Special Charges

	Three Months Ended
	March 31, 2016
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(30,890)	$(9,266)	$(2,391)	$(19,233)	$(0.24)
Asset impairments	(10,670)	(3,201)	(4,465)	(3,004)	(0.04)
Severance expense	(755)	(226)	(138)	(391)	—
Goodwill writeoff	(106,205)	(31,862)	(52,412)	(21,931)	(0.28)
Effect of deferred tax valuation allowance and other related tax adj.	—	43,146	—	(43,146)	(0.54)
Maritech profit (loss)	(620)	—	—	(620)	(0.01)
Net income (loss) attributable to TETRA stockholders, as reported	$(149,140)	$(1,409)	$(59,406)	$(88,325)	$(1.11)

	March 31, 2015
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(2,078)	$(676)	$988	$(2,390)	$(0.03)
Transaction related costs	(208)	(78)	(73)	(57)	—
Severance expense	(743)	(155)	(90)	(498)	(0.01)
Effect of deferred tax valuation allowance and other related tax adj.	—	2,477	—	(2,477)	(0.03)
Maritech profit (loss)	975	—	—	975	0.01
Net Income (loss) attributable to TETRA stockholders, as reported	$(2,054)	$1,568	$825	$(4,447)	$(0.06)

Schedule F: Non-GAAP Reconciliation to GAAP Financials

	Three Months Ended
	March 31, 2016
	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$(358)	$114	$(244)	$(26)	$7,396	$—	$7,126
Production Testing Division	(19,374)	17,073	(2,301)	(189)	4,592	—	2,102
Compression Division	(104,700)	100,443	(4,257)	8,802	18,464	636	23,645
Offshore Services Segment	(7,708)	—	(7,708)	—	2,739	—	(4,969)
Eliminations and other	4	—	4	—	(4)	—	—
Subtotal	(132,136)	117,630	(14,506)	8,587	33,187	636	27,904
Corporate and other	(16,384)	—	(16,384)	6,052	115	1,737	(8,480)
TETRA excl Maritech	(148,520)	117,630	(30,890)	14,639	33,302	2,373	19,424
Maritech	(620)	—	(620)	—	305	—	(315)
Consolidated	$(149,140)	$117,630	$(31,510)	$14,639	$33,607	$2,373	$19,109

	March 31, 2015
	Income (Loss) Before Tax, as Reported	Impairments & Special Charges	Adjusted Income (Loss) Before Tax	Interest Expense, net	Depreciation & Amortization	Equity Comp. Expense	Adjusted EBITDA
	(In Thousands)
Fluids Division	$17,736	$113	$17,849	$(8)	$8,719	$—	$26,560
Production Testing Division	39	386	425	(9)	6,263	—	6,679
Compression Division	2,404	407	2,811	8,679	20,045	477	32,012
Offshore Services Segment	(8,648)	10	(8,638)	—	2,804	—	(5,834)
Eliminations and other	3	—	3	—	(3)	—	—
Subtotal	11,534	916	12,450	8,662	37,828	477	59,417
Corporate and other	(14,563)	35	(14,528)	5,131	253	1,119	(8,025)
TETRA excl Maritech	(3,029)	951	(2,078)	13,793	38,081	1,596	51,392
Maritech	975	—	975	—	261	—	1,236
Consolidated	$(2,054)	$951	$(1,103)	$13,793	$38,342	$1,596	$52,628

Schedule G: Non-GAAP Reconciliation to Free Cash Flow

	Three Months Ended March 31,
	2016	2015
	(In Thousands)
Consolidated
Cash from operating activities	$25,261	$27,815
ARO settlements	3,379	566
Capital expenditures, net of sales proceeds	(1,985)	(46,138)
Consolidated adjusted free cash flow	26,655	(17,757)

CSI Compressco LP
Cash from operating activities	15,095	32,481
Capital expenditures, net of sales proceeds	(1,353)	(37,158)
CSI Compressco free cash flow	13,742	(4,677)

TETRA Only
Cash from operating activities	10,166	(4,666)
ARO settlements	3,379	566
Capital expenditures, net of sales proceeds	(632)	(8,980)
Free cash flow before ARO settlements	12,913	(13,080)
Distributions from CSI Compressco LP	5,575	7,341
Adjusted free cash flow	18,488	(5,739)

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

The cash and debt positions of TETRA and CSI Compressco LP as of March 31, 2016, are shown below. TETRA and CSI Compressco LP’s debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA's ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

	March 31, 2016
	TETRA	CCLP
	(In Millions)
Non-restricted cash	$15.5	$10.3

Revolver debt outstanding	19.4	228.9
Senior Notes outstanding	255.5	337.6
Net debt	$259.4	$556.2